UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 13, 2006

Exact Name of Registrant as Specified in
	Charter; State of Incorporation;	IRS Employer
Commission File Number	Address and Telephone Number	Identification Number

1-8962	Pinnacle West Capital Corporation (an Arizona corporation) 400 North Fifth Street, P.O. Box 53999 Phoenix, AZ 85072-3999 (602) 250-1000	86-0512431

1-4473	Arizona Public Service Company (an Arizona corporation) 400 North Fifth Street, P.O. Box 53999 Phoenix, AZ 85072-3999 (602) 250-1000	86-0011170
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
     This combined Form 8-K is separately filed by Pinnacle West Capital Corporation and Arizona Public Service Company. Each registrant is filing on its own behalf all of the information contained in this Form 8-K that relates to such registrant or, where required, its subsidiaries. Except as stated in the preceding sentence, neither registrant is filing any information that does not relate to such registrant, and therefore makes no representation as to any such information.

SIGNATURES

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Officer Election and Officer Retirement
          On December 13, 2006, Pinnacle West Capital Corporation (“Pinnacle West”) and Arizona Public Service Company (“APS”) announced the following:
•	Donald E. Brandt, currently the Executive Vice President and Chief Financial Officer of APS and Pinnacle West, was elected President of APS, effective December 13, 2006, replacing Jack E. Davis in that position. Mr. Davis retains his positions as APS’ Chief Executive Officer and Pinnacle West’s President. Mr. Brandt will report to Mr. Davis and will have responsibility for all areas of APS, excluding nuclear and fossil generation. Mr. Brandt retains his positions as APS’ Chief Financial Officer and Pinnacle West’s Executive Vice President and Chief Financial Officer.

•	James M. Levine, the Executive Vice President, Generation of APS, has decided to retire. Mr. Levine will remain in his current position until the search for a new Senior Vice President and Chief Nuclear Officer is completed. That individual is expected to join APS early in 2007 and will report directly to Mr. Davis, who is retaining direct responsibility over generation to ensure a high level of focus on nuclear generation.
          Mr. Brandt (52) was elected as Executive Vice President and Chief Financial Officer of Pinnacle West and of APS in September 2003 and was Senior Vice President and Chief Financial Officer of Pinnacle West (December 2002 – September 2003) and of APS (January 2003 – September 2003).   Prior to that time, he was Senior Vice President and Chief Financial Officer of Ameren Corporation. On December 13, 2006, Pinnacle West’s Board of Directors, acting on the recommendation of the Board’s Human Resources Committee, increased Mr. Brandt’s base salary to $600,000.
          Mr. Levine has agreed to provide consulting services to APS for a six-month period following his retirement for his current monthly base salary of $50,000 per month. Consistent with Mr. Levine’s twenty-two years of credited service to APS, Mr. Levine will receive normal pension benefits as well as life insurance (at an annual cost to APS of between $3,500 and $5,500 through 2014) and medical coverage (at a monthly cost to APS of $1,600).
Modification of Long-Term Compensation Program; Grant of Retention Units
          On December 13, 2006 (the “Effective Date”), Pinnacle West’s Board of Directors, acting on the recommendation of the Committee, modified Pinnacle West’s long-term compensation program to replace, on a going-forward basis, the incentive opportunity previously afforded key employees through grants of performance shares and stock options with grants of performance shares and “Retention Units” or Restricted Stock Units (“RSUs”). This modified program would be expected to afford key employees the opportunity to earn long-term incentive compensation comparable with their opportunity in prior years. The focus of the modified program is to motivate long-term performance while promoting key employee retention.
          Retention Units are incentive awards that vest over a number of years if the award recipient remains employed by Pinnacle West or one of its subsidiaries. Each Retention Unit represents the fair market value of one share of Pinnacle West’s common stock on each vesting date (the “Fair Market Value”), as described in more detail below. Consistent with the modified long-term compensation program, on the Effective Date the Committee granted Retention Units to selected key employees of Pinnacle West and its subsidiaries. The Retention Units:
•	vest in one-fourth increments on the first business day of each January following the Effective Date, so that the Retention Units will be fully vested on January 4, 2010;

•	fully vest before the end of the regular vesting period if the participant retires, becomes disabled, or dies (unvested Retention Units are forfeited if the participant terminates employment for any other reason);

•	are payable in cash to the participant as the Retention Units vest, in an amount equal to the number of Retention Units vesting multiplied by the Fair Market Value (in the case of a participant’s death, disability, or retirement before the end of the vesting period, the Retention Units are payable on the dates and in the percentages specified in the vesting schedule, even though fully vested);

•	accrue dividend rights equal to the amount of dividends that a participant would have received if the participant had directly owned one share of Pinnacle West common stock for each Retention Unit held by the participant, with the dividend rights payable only on the Retention Units that actually vest, plus interest at the rate of 5% per annum, compounded quarterly; and

•	are included in the determination of the participant’s compensation for purposes of calculating pension benefits under Pinnacle West’s supplemental excess benefit retirement program (the “Retirement Program”), to the extent the Retention Units ultimately vest (the Board amended the Retirement Program on the Effective Date for this purpose and to permit the Committee to specifically designate future grants of Retention Units or similar compensation arrangements for inclusion in a recipient’s compensation for pension purposes).
          RSUs are similar to Retention Units in that a key employee is awarded “units,” the value of which are based on the value of Pinnacle West’s common stock and which are subject to vesting requirements. Unlike Retention Units, however, upon the achievement of the vesting requirements, the employee generally receives shares of Pinnacle West common stock, the cash equivalent of those shares, or a combination of both. Depending on the RSU award agreement, either Pinnacle West or the recipient may have the election to choose between stock and cash. The Board expects to seek shareholder approval of a new long-term stock incentive plan at Pinnacle West’s 2007 annual meeting to replace Pinnacle West’s current stock plan, which was adopted in 2002. The new plan would authorize, among other things, stock-based long-term incentive awards designed to motivate long-term performance and promote key employee retention, such as RSUs.
          On the Effective Date the Committee granted Retention Units to Pinnacle West’s and APS’ officers, including the “Named Executive Officers” specified in Pinnacle West’s proxy statement relating to its May 17, 2006 annual meeting. The Named Executive Officers and the amount of Retention Units granted to each are as follows: William J. Post, Chairman of the Board and Chief Executive Officer, 21,034 units; Mr. Davis, 19,030 units; Mr. Levine, 7,011 units; Mr. Brandt, 11,018 units; and Steven M. Wheeler, Executive Vice President, Customer Service and Regulation of APS, 7,011 units. Upon Mr. Levine’s retirement, he will be fully vested in his Retention Units because of his age and years of credited service although, as noted above, amounts will be payable to him on the dates and in the specified amounts in the vesting schedule.

Annual Grant
          On December 13, 2006, the Board approved a cash payment to each of Mr. Davis and Mr. Levine equal to the value of 2,000 shares of Pinnacle West common stock ($99,840). Mr. Davis and Mr. Levine have each received a similar annual grant (either in the form of 2,000 shares of Pinnacle West common stock or a cash equivalent) since 1999 and 2002, respectively.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE WEST CAPITAL CORPORATION (Registrant)
Dated: December 18, 2006	By:	/s/ Barbara M. Gomez
Barbara M. Gomez
Vice President and Treasurer

ARIZONA PUBLIC SERVICE COMPANY (Registrant)
Dated: December 18, 2006	By:	/s/ Barbara M. Gomez
Barbara M. Gomez
Vice President and Treasurer

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